Exhibit 99.1

              HARLEYSVILLE GROUP REPORTS THIRD QUARTER 2005 RESULTS

    Third quarter highlights:

    - Record high operating earnings of $0.54 per share

    - Combined ratio improves by 4.1 points

    - Strong cash flow drives net investment income growth

    - Minimal impact from Hurricanes Katrina and Rita

    HARLEYSVILLE, Pa., Oct. 27 /PRNewswire-FirstCall/ -- Harleysville Group Inc. (Nasdaq: HGIC) today reported record diluted operating income of $0.54 per share for the third quarter of 2005, compared to $0.29 per share in the third quarter of 2004. For the nine-month periods, the company reported diluted operating income of $1.41 per share in 2005 and $0.89 per share in 2004. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

    "Our solid third quarter results reflect continued improvement in our overall performance," commented Michael L. Browne, Harleysville Group's president and chief executive officer. "Our operating earnings increased 86 percent to an all-time high, our statutory combined ratio improved by 4.1 points, our strong year-to-date cash flow from operations continued to drive growth in net investment income, and we maintained a solid capital base and a strong balance sheet. I also want to note that Hurricanes Katrina and Rita had minimal impact on our financial results, in part due to our ongoing effort to effectively manage our catastrophe and windstorm exposures, which is a key component of our disciplined underwriting approach."

    The company reported diluted net income of $0.54 per share in the third quarter of 2005, compared to $0.29 per share in the third quarter of 2004. There were essentially no realized investment gains in the third quarter of either year. For the nine-month periods, diluted net income was $1.41 per share in 2005 and $1.17 per share in 2004. For the nine months, the company reported no realized investment gains in 2005, compared to $0.28 per share in 2004. Harleysville Group's third quarter 2005 results also reflect claims costs of $2.4 million pretax, or $0.05 per share after tax, from all weather- related catastrophes, compared to $6.1 million pretax, or $0.13 per share after tax, in the third quarter of 2004.

    Harleysville Group's overall statutory combined ratio* was 102.5 percent in the third quarter of 2005, compared to 106.6 percent in the third quarter of 2004. For the nine months, the statutory combined ratio was 102.8 percent in 2005, versus 106.4 percent in 2004.

    Third quarter net written premiums were $206.6 million in 2005, compared to $209.9 million in 2004. Net written premiums through nine months were $640.6 million in 2005 and $639.0 million in 2004.

    Third quarter pretax investment income increased 7 percent to $23.1 million, while nine-month pretax investment income was up 4 percent to $67.4 million. After-tax investment income grew 6 percent in the third quarter to $17.5 million, and increased 3 percent to $51.5 million during the nine-month period. Operating cash flow for the nine months was $115.9 million, compared to $70.2 million in the first nine months of 2004.

    Commercial lines -- Net written premiums in commercial lines were virtually unchanged in the third quarter of 2005 at $167.4 million. For the nine months, net written premiums were up 3 percent to $528.7 million. The commercial lines statutory combined ratio was 104.7 percent in the third quarter of 2005, versus
108.6 percent in the third quarter of 2004. For the nine months, the statutory combined ratio was 103.9 percent in 2005, compared to 106.7 percent in 2004.

    Personal lines -- Harleysville Group's personal lines statutory combined ratio was 92.8 percent in the third quarter of 2005, versus 99.0 percent during the third quarter of 2004. For the nine months, the statutory combined ratio was
97.9 percent in 2005, compared to 105.3 percent in 2004. Net written premiums decreased 9 percent to $39.2 million in the third quarter of 2005, and were down 10 percent to $111.9 million during the nine months.

    Outlook -- "Through the first nine months of 2005, we have made steady progress toward our goal of achieving underwriting profitability - that is, producing an overall combined ratio under 100 percent - in 2006," Browne said. "As I've noted previously, we will not compromise underwriting quality to meet a near-term growth goal. Instead, we will maintain our discipline as we focus on our goal of achieving an underwriting profit. We will continue to work closely with our agency force and rely heavily on them in order to reach this important objective."

    Webcast -- The company will host a live Webcast today, October 27, 2005, at 8 a.m. (ET) to discuss its third quarter results. The Webcast and a replay will be available from the Investors section of the company's Web site
(http://www.harleysvillegroup.com).

    GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

    Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville Mutual Insurance Company owns 56 percent of Harleysville Group Inc. (Nasdaq: HGIC), a publicly traded holding company for nine regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Insurance - which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice(R) member company - currently operates in 32 eastern and Midwestern states. Further information can be found on the company's Web site at http://www.harleysvillegroup.com.

    * "Statutory combined ratio" is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

    Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management's expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

                    Harleysville Group Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

                                              Quarter ended           Nine months ended
                                               September 30             September 30
                                         -----------------------   -----------------------
(in thousands, except per share data)       2005         2004         2005         2004
-------------------------------------    ----------   ----------   ----------   ----------
OPERATING RESULTS
Diluted earnings per common
 share:
        Operating income*                $     0.54   $     0.29   $     1.41   $     0.89
        Realized gains, net of tax                                                    0.28
        Net income                       $     0.54   $     0.29   $     1.41   $     1.17
Cash dividends per common
 share                                   $    0.175   $     0.17   $    0.515   $     0.51

FINANCIAL CONDITION

                                  September 30,    December 31,
                                      2005             2004
                                 --------------   --------------
Assets                           $    2,837,649   $    2,718,063
Shareholders' equity             $      603,685   $      587,924
         Per common share        $        19.79   $        19.47

CONSOLIDATED STATEMENTS OF INCOME

                                               Quarter ended               Nine months ended
                                                September 30                  September 30
                                        ---------------------------   ---------------------------
(in thousands, except per share data)       2005           2004           2005           2004
-------------------------------------   ------------   ------------   ------------   ------------
REVENUES:
Premiums earned                         $    212,327   $    212,641   $    628,872   $    627,241
Investment income, net of
 investment expense                           23,064         21,499         67,403         64,578
Realized investment gains
 (losses)                                         (1)           104             67         12,651
Other income                                   3,811          4,024         12,252         12,259
         Total revenues                      239,201        238,268        708,594        716,729
LOSSES AND EXPENSES:
Losses and loss settlement
 expenses                                    139,078        153,944        430,943        453,765
Amortization of deferred
 policy acquisition costs                     53,163         52,150        156,124        153,536
Other underwriting
 expenses                                     22,851         18,154         57,984         57,518
Interest expense                               1,660          1,587          4,945          4,730
Other expenses                                 1,036          2,764          4,306          5,449
        Total expenses                       217,788        228,599        654,302        674,998
Income before income taxes                    21,413          9,669         54,292         41,731
         Income taxes                          4,972            789         11,342          6,630
Net income                              $     16,441   $      8,880   $     42,950   $     35,101
Weighted average number of
 shares outstanding:
         Basic                            30,428,342     30,062,573     30,329,666     29,994,621
         Diluted                          30,588,573     30,153,074     30,486,164     30,090,932
Per common share:
         Basic earnings                 $       0.54   $       0.30   $       1.42   $       1.17
         Diluted earnings               $       0.54   $       0.29   $       1.41   $       1.17

RECONCILIATION TO OPERATING
 INCOME:
Net income                              $     16,441   $      8,880   $     42,950   $     35,101
Less realized investment
 gains (losses), net of
 taxes                                            (1)            68             43          8,223
Operating income                        $     16,442   $      8,812   $     42,907   $     26,878

These financial figures are unaudited.

*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

                    Harleysville Group Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

                                                September 30,    December 31,
(in thousands, except share data)                   2005*           2004
---------------------------------------------   -------------   -------------
ASSETS
Investments:
        Fixed maturities:
             Held to maturity, at
              amortized cost (fair
              value $486,083)
              and $519,400)                     $     478,490   $     501,322
             Available for sale, at
              fair value (amortized
              cost $1,293,284
              and $1,156,640)                       1,312,866       1,201,524
        Equity securities, at fair
         value (cost $138,513 and
         $ 110,495)                                   177,085         150,249
        Short-term investments, at
         cost, which approximates
         fair value                                    64,945         113,822
             Total investments                      2,033,386       1,966,917
Cash                                                    3,671             328
Premiums in course of collection                      143,476         141,601
Reinsurance receivable                                229,448         193,209
Accrued investment income                              22,376          23,236
Deferred policy acquisition costs                     106,603         100,755
Prepaid reinsurance premiums                           34,884          32,675
Property and equipment, net                            17,981          20,891
Deferred income taxes                                  63,130          53,137
Securities lending collateral                         121,393         139,486
Due from affiliate                                     15,885
Other assets                                           45,416          45,828
             Total assets                       $   2,837,649   $   2,718,063
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
        Unpaid losses and loss
         settlement expenses                    $   1,448,538   $   1,317,735
        Unearned premiums                             455,645         441,697
        Accounts payable and accrued
         expenses                                      89,328          99,098
        Securities lending
         obligation                                   121,393         139,486
        Debt                                          119,060         119,625
        Due to affiliate                                               12,498
             Total liabilities                      2,233,964       2,130,139
Shareholders' equity:
        Preferred stock, $1 par
         value; authorized 1,000,000
         shares; none issued
        Common stock, $1 par value,
         authorized 80,000,000 shares; issued
         31,909,360 and 31,589,474 shares;
         outstanding 30,511,451
         and 30,191,565 shares                         31,909          31,589
Additional paid-in capital                            167,704         161,689
Accumulated other comprehensive income                 24,837          42,051
Retained earnings                                     404,582         377,282
Deferred compensation                                    (860)           (200)
Treasury stock, at cost, 1,397,909
 shares                                               (24,487)        (24,487)
             Total shareholders' equity               603,685         587,924
Total liabilities and shareholders'
 equity                                         $   2,837,649   $   2,718,063

*These financial figures are unaudited.

                    Harleysville Group Inc. and Subsidiaries

SUPPLEMENTARY FINANCIAL ANALYSTS' DATA

                                             Quarter ended               Nine months ended
                                              September 30                  September 30
                                      ---------------------------   ---------------------------
(dollars in thousands)                    2005           2004          2005           2004
-----------------------------------   ------------   ------------   ------------   ------------
Net premiums written*                 $    206,594   $    209,914   $    640,610   $    639,035
Statutory surplus*                                                  $    549,049   $    498,093

Pretax investment income              $     23,064   $     21,499   $     67,403   $     64,578
Related federal income taxes                 5,553          4,926         15,940         14,615
After-tax investment income           $     17,511   $     16,573   $     51,463   $     49,963

SEGMENT INFORMATION

                                             Quarter ended               Nine months ended
                                              September 30                  September 30
                                      ---------------------------   ---------------------------
(dollars in thousands)                    2005           2004          2005           2004
-----------------------------------   ------------   ------------   ------------   ------------
Revenues:
       Premiums earned:
           Commercial lines           $    173,948   $    169,680   $    512,119   $    495,791
           Personal lines                   38,379         42,961        116,753        131,450
           Total premiums earned           212,327        212,641        628,872        627,241
       Net investment income                23,064         21,499         67,403         64,578
       Realized investment gains
        (losses)                                (1)           104             67         12,651
       Other                                 3,811          4,024         12,252         12,259
       Total revenues                 $    239,201   $    238,268   $    708,594   $    716,729

Income before income taxes:
      Underwriting gain (loss):
          Commercial lines            $     (5,742)  $    (13,517)  $    (25,740)  $    (39,523)
          Personal lines                     2,497            344          4,028         (4,506)
          SAP underwriting loss             (3,245)       (13,173)       (21,712)       (44,029)
      GAAP adjustments                         480          1,566          5,533          6,451
           GAAP underwriting loss           (2,765)       (11,607)       (16,179)       (37,578)
      Net investment income                 23,064         21,499         67,403         64,578
      Realized investment gains
       (losses)                                 (1)           104             67         12,651
      Other                                  1,115           (327)         3,001          2,080
      Income before income taxes      $     21,413   $      9,669   $     54,292   $     41,731

Income taxes on net investment
 income                               $      5,553   $      4,926   $     15,940   $     14,615
Income tax benefit on remaining
 loss                                         (581)        (4,137)        (4,598)        (7,985)
      Total income taxes              $      4,972   $        789   $     11,342   $      6,630

Effective tax rate on:
      Net investment income                   24.1%          22.9%          23.6%          22.6%
      Net income                              23.2%           8.2%          20.9%          15.9%

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

                    Harleysville Group Inc. and Subsidiaries

STATUTORY DATA BY LINE OF BUSINESS*

                                             Quarter ended               Nine months ended
                                              September 30                  September 30
                                      ---------------------------   ---------------------------
(dollars in thousands)                    2005           2004          2005           2004
-----------------------------------   ------------   ------------   ------------   ------------
Net premiums written:

Commercial:
      Automobile                      $     54,109   $     55,119   $    171,873   $    174,247
      Workers' compensation                 24,622         23,817         74,534         74,729
      Commercial multi-peril                73,285         70,557        230,816        215,560
      Other commercial                      15,375         17,181         51,465         50,343

     Total commercial                 $    167,391   $    166,674   $    528,688   $    514,879

Personal:
      Automobile                      $     20,544   $     23,993   $     60,670   $     70,653
      Homeowners                            16,473         16,910         44,603         46,392
      Other personal                         2,186          2,337          6,649          7,111

     Total personal                   $     39,203   $     43,240   $    111,922   $    124,156

Total personal and commercial         $    206,594   $    209,914   $    640,610   $    639,035

Combined ratios:

Commercial:
      Automobile                             104.5%         103.8%         100.8%         103.8%
      Workers' compensation                  118.6%         131.2%         122.6%         125.4%
      Commercial multi-peril                 101.0%         105.8%         102.0%         105.4%
      Other commercial                       102.5%         103.4%          95.9%          93.5%

     Total commercial                        104.7%         108.6%         103.9%         106.7%

Personal:
      Automobile                              98.1%         113.0%         102.8%         114.0%
      Homeowners                              88.8%          78.3%          94.5%          91.2%
      Other personal                          67.5%          88.0%          73.1%         103.8%

     Total personal                           92.8%          99.0%          97.9%         105.3%

Total personal and commercial                102.5%         106.6%         102.8%         106.4%

Losses paid                           $    108,074   $    128,077   $    338,407   $    404,792

Net catastrophe losses incurred       $      2,414   $      6,091   $      4,038   $      9,977

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

SOURCE  Harleysville Group Inc.
    -0-                             10/27/2005
    /CONTACT: Investors, Mark Cummins, +1-215-256-5025, or mcummins@harleysvillegroup.com, or Media, Randy Buckwalter, +1-215-256-5288, or rbuckwalter@harleysvillegroup.com, both of Harleysville Group Inc./
    /Web site:  http://www.harleysvillegroup.com/
    (HGIC)